EXHIBIT 10.2

                          MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT, dated January 28, 2005, but effective as of October 15, 2004 by and between Union Dental Corporation, a Florida corporation ("UDC") and George D. Green, D.D.S., P.A., a Florida professional association (the "Practice").

                                    RECITALS

     A. UDC engages in the business of managing dental practices, including providing space, equipment, furnishings and certain administrative personnel necessary for the operation of dental practices.

     B. The Practice is a professional association which has as its shareholders and/or employees physicians who are duly licensed to practice dentistry in the State of Florida.

     C. The Practice desires to engage UDC to provide management services to the Practice in order to enable the Practice to devote its efforts on a concentrated and continuous basis to the rendering of dental services to its patients.

     D. The Practice and UDC desire to enter into a written agreement to provide a full statement of their respective rights and responsibilities during the term of this Agreement.

     The parties or agree as follows:

     1. Definitions For purposes of the Agreement, the following terms shall have the meanings ascribed to them below:

          1. Bank shall mean, George D. Green, D.D.S., P.A. at Community Bank of Broward.

          2. Bank Account shall mean the bank account referred to in Section 1.1 of this Agreement of which the Practice shall be the sole owner from which UDC shall have the sole right to make withdrawals.

          3. Business Plans and Budgets shall mean the annual business plan and related budgets referred to in Section 2.2 hereof.


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          4. Fees shall mean the  furniture,  fixtures,  equipment  and supplies collectively referred to in Section 2.2 of this Agreement.

          5. Management Expenses shall mean the operating and non- operating expenses incurred in the operation of the Practice and the Dental Offices, whether by UDC or the Practice, including, but not limited to: (i) depreciation, amortization, salaries, benefits and other direct and indirect costs of all employees of UDC providing services for the Practice (but not including Practice Providers) ; (ii) obligations under leases or subleases for the dental offices and equipment owned or leased by UDC and used by the Practice; (iii) personal property and intangible taxes assessed against assets used by the Practice; (iv) state and local business taxes, fees and charges; (v) charitable contributions budgeted and approved by UDC and the Practice; (vi) interest expense on indebtedness; (vii) utility expenses relating to the Dental Offices; and (viii) insurance premium expenses (other than those referred to in Section 1.8 below), recruitment expenses, and other expenses incurred by UDC in carrying out its obligations under this Agreement; and (ix) expenses associated with business, legal and financial management consultation and advice reasonably required or requested by the Practice and directly related to the operations of the Practice.

          6. Management Services shall mean the management services, personnel, equipment and supplies provided for in Article III of this Agreement.

          7. Dental Offices shall mean the dental offices  identified on Exhibit
     1.6 attached hereto, or at such other place or places as may be agreed upon by the parties.

          8. Practice Expenses shall mean all expenses of the Practice which are not Management Expenses, including but not limited to: (i) any federal, state or local income taxes of the Practice or UDC or the costs of preparing federal, state or local tax returns; (ii) any and all salaries and benefits, workers' compensation insurance, retirement plan contributions, health, disability and life insurance premiums, payroll taxes or cellular phone and automobile expenses incurred by or in connection with the Practice Providers; (iii) Practice Provider licensure fees, and costs of membership in professional associations; (iv) costs of continuing professional education for Practice Providers; (v) costs associated with legal, accounting and professional services incurred by or on behalf of the Practice other than those referred to in Section; (vi) insurance premium expenses for policies of professional liability or malpractice insurance, deductibles under such policies of professional or malpractice liability insurance, any and all costs and expenses incurred with respect to claims under such policies of professional liability or malpractice insurance and professional liability


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     or  malpractice  liability  judgments  assessed  against  the  Practice  or
     Practice Providers in excess of policy limits or within the deductible limit of any policy of insurance; (vii) direct personal expenses of Practice Providers of a kind which the Practice has historically charged to its Practice Providers (including, but not limited to, costs of employees providing personal services to particular Practice Providers and like expenses personal in nature); (viii) any other expenses which are expressly designated herein as expenses or responsibilities of Practice.; and, (ix) UDC compensation as provided in Section 4.

          9. Practice Providers shall mean individuals who are duly licensed to practice dentistry in the State of Florida and those categories of individuals who provide services incident to a dentist's services listed on
     Exhibit 1.9 and who are employed by or shareholders in the Practice, including other individuals who are employees of the Practice or otherwise under contract with the Practice to provide dental services to patients of the Practice (including, but not limited to, dentists, dental hygienists, dental assistants, and any other individuals required by contract, law or regulatory authority to be employees of the Practice for purposes of obtaining payment or reimbursement or otherwise for services rendered by the Practice. A list of all Practice Providers and their relationship to the Practice is set forth as Exhibit 1.9 attached hereto. The Practice shall use its best efforts to consult with UDC with regard to the terms and conditions of contracts or other arrangements entered into between the Practice and Practice Providers.

          10. Practice Revenues shall mean all revenues collected by or on behalf of the Practice or the Practice Providers as a result of professional dental services furnished to patients, ancillary services provided to patients, pharmaceuticals and other items and supplies sold to patients and other fees or income generated by the Practice or Practice Providers.

          11.Proprietary Information shall mean the items described in the first sentence of Article XII of this Agreement.

     2.  Obligations of UDC

          1. Provision of Management Services. UDC shall provide to the Practice the management services, personnel, equipment and supplies provided for in this Article 2 at the Dental Offices. UDC shall adhere to commercially reasonable business practice in the performance of its duties hereunder.

          2. Furniture.Fixtures, Equipment and Supplies. UDC agrees to provide to the Practice those supplies and items of furniture, fixtures and equipment as are determined by UDC , after consultation with the Practice, to be necessary and/or appropriate for the Practice's operations, and as are contemplated by the Business Plan and Budgets, initially including those items identified on Exhibit 2.2 attached hereto; subject, however to the following conditions:


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                    1.The  Practice  shall have the use of the FFES only  during the term of this Agreement and title to the FFES shall be and remain in UDC at all times during such term.

                    2.UDC shall be responsible for all repairs,  maintenance and replacement of the FFES, except for repairs, maintenance and replacement necessitated by willful misconduct of the Practice, its employees or agents.

                    3.THE PRACTICE  ACKNOWLEDGES THAT UDC MAKES NO WARRANTIES OR
               REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE FITNESS, SUITABILITY OR ADEQUACY OF ANY FURNITURE, FIXTURES, EQUIPMENT, INVENTORY, OR SUPPLIES LEASED OR PROVIDED PURSUANT TO THIS AGREEMENT FOR THE CONDUCT OF A DENTAL PRACTICE OR FOR ANY OTHER PARTICULAR PURPOSE.

                    4.Nothing in this Agreement  shall be construed to affect or limit in any way the professional discretion of the Practice to select and use equipment, furnishings, inventory, and supplies purchased by UDC in accordance with the terms of this Agreement insofar as such selection or use constitutes or might constitute the practice of dentistry.

          3.Financial Planning and Goals. UDC will prepare, in consultation with the Practice, an annual business plan and annual capital and operating budgets for the Practice, reflecting in reasonable detail anticipated revenues and expenses and sources and uses of capital for the Practice, anticipated personnel staffing and support services arrangements, anticipated ancillary services and the like.

          4.Business Office Services. The Practice hereby appoints UDC as its sole and exclusive manager and administrator of all business functions and services related to the Practice's services during the term of this Agreement. UDC is hereby expressly authorized to perform its business office services hereunder in whatever manner it deems appropriate to meet the day-today requirements of the non-dental business functions of the Practice's dental practice at the Dental Offices and is consistent with the Business Plans and Budgets; provided, however, that all such services shall be provided in a commercially reasonable manner. UDC may perform some or all of the business office functions of the Practice at a location other than at the Dental Offices. Without limiting the generality of the foregoing, in providing the Management Services, UDC shall perform the following functions:

          5.Contracts.UDC shall evaluate, negotiate, and administer all dental insurance and managed-care contacts and other third party payor contracts on behalf of the Practice and shall consult with the Practice on all professional or clinical matters relating thereto.


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          6.Assessment Services.UDC shall provide ongoing assessment of business activity including product line analysis, outcomes monitoring and patient satisfaction.

          7.Supplies.UDC shall be responsible for the ordering and purchasing of all dental and office supplies required in the day-today operation of the Practice at the Dental Offices and contemplated by the Business Plans and Budgets.

          8.Billing.UDC shall bill for and, to the extent are not assigned pursuant to this Agreement, collect all Practice Revenues to the extent permitted by law and the applicable payor. In seeking such payment, UDC shall act as Practice's agent in billing and collecting all Practice Revenues and shall only bill under the Practice's provider number. In this regard, the Practice hereby appoints UDC for the term of this Agreement as its true and lawful attorney-in- fact for the following purposes with respect to any Practice, Revenues which are not otherwise assigned to UDC pursuant to this Agreement:

               1.To bill patients in the Practice's name and on the Practice's behalf, and in the name and on behalf of all Practice Providers;

               2.To collect accounts receivable in the name of and on behalf of the Practice and all Practice Providers, including, where deemed appropriate by UDC , settling and compromising claims, and, where deemed appropriate by UDC , assigning such accounts receivable to a collection agency or the bringing of a legal action against a patient or payor on Practice's behalf;

               3. To receive, in the name of and on behalf of the Practice and all Practice Providers, all cash, notes, checks, money orders, payor payments, and any other instruments received on behalf of Practice or the Practice Providers as payments from patients, Blue Shield, insurance companies, Medicare, Medicaid and all other payors, and UDC hereby covenants to deposit such payments in the Bank Account;

               4.To take possession of and endorse, in the name of and on behalf of the Practice and all Practice Providers, any cash, notes, checks, money orders, payor payments and any other instruments received as payment of such accounts receivable; and

               5.To collect in the name of and on behalf of the Practice and all Practice Providers, all Practice Revenues.

               6.Notwithstanding anything herein to the contrary, the payment disposition instructions as they relate to billing and collecting for services covered in whole or part by Medicare and Medicaid and the use of the Bank Account may be modified at any time by the Practice as required


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          by  Medicare  and  Medicaid  rules  and  manual  provisions  governing reassignment to a billing agent.


          9.Bank Account: Deposit of Practice Revenues. During the term of this Agreement, all Practice Revenues collected shall be deposited directly into a bank account at the Bank. UDC shall maintain its accounting records in such a way as to clearly segregate Practice Revenues from other funds of UDC. The Practice hereby appoints UDC as its true and lawful attorney-in-fact to deposit in the Bank Account all Practice Revenues collected. The Practice and UDC hereby agree to execute from time to time such documents and instructions as shall be required by the Bank to effectuate the provisions of this Agreement and to extend or amend such documents and instructions during any extended term to this Agreement.

          10.Revenue Reports. UDC shall maintain revenue reports, as determined by the books and records of UDC, with respect to the Practice. Revenue reports shall reflect the total Practice Revenues generated by or on behalf of the Practice. UDC shall cooperate with Practice's tax advisors to provide year-end reports within a sufficient time frame, as may be subsequently agreed by the parties, to complete year end tax planning. UDC will cooperate with Practice to achieve tax results. UDC shall provide the Practice with monthly revenue reports and shall provide a year-end revenue report for the Practice within ninety (90) days after the end of the calendar year.

          11.Support Services. UDC shall provide all reasonable and necessary computer, bookkeeping, billing and collection services, accounts receivable and accounts payable management services, laundry, linen, janitorial and cleaning services and management services to improve efficiency and workflow systems and procedures, as determined by UDC after consultation with the Practice.

          12.Practice Manager. UDC shall provide a practice manager selected by UDC, and approved by the Steering Committee to manage and administer all of the day-to-day business functions and services of the Practice. UDC shall determine the salary and fringe benefits of the, practice manager consistent with the Business Plans and Budgets.

          13.Personnel. UDC shall provide such non-dentist personnel are as determined by UDC , after consultation with the Practice, to be reasonably necessary for the effective operation of the Practice at the Dental offices and are contemplated by the Business Plans and Budgets, subject, however, to the following:

               1.UDC shall provide to the Practice such dental records personnel and other dental support personnel as are requested by the Practice, deemed by UDC to be necessary for efficiency and contemplated by the Business Plans and Budgets. UDC shall determine the salary and


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          fringe  benefits of such personnel  consistent  with the Business Plan and Budgets. UDC shall also recommend the assignment of all such personnel to perform services at the Dental offices; provided, however, that the Practice shall have the right to approve, based solely on professional competence, the assignment of all non-physician dental support personnel to provide services at the Dental Offices and UDC shall, at the Practice's request, reassign and replace such personnel from time to time who are not, in the Practice's judgment, adequately performing the required professional services.

               2.UDC shall provide to the Practice such business office personnel (whether through consolidated services or otherwise), i.e., such clerical, secretarial, bookkeeping and collection personnel, as are deemed by UDC to be necessary for the maintenance of patient records, collection of accounts receivable and upkeep of the financial books of account to the extent that same are required for, and directly related to, the operation of the Practice and are contemplated by the Business Plans and Budgets. UDC shall determine the salaries and fringe benefits of all such personnel provided under this section.

               3.In exercising its judgment with regard to personnel as provided herein, the Practice agrees not to discriminate against such personnel on the basis of race, religion, age, sex, disability or national origin.

               4.In recognition of the fact that personnel provided to the Practice under this Agreement (including the practice manager referred to in Section 2.12) may perform services from time to time for others, this Agreement shall not prevent UDC from performing such services for others or restrict UDC from so using such personnel. UDC will make every effort consistent with sound business practices to honor the specific requests of the Practice with regard to the assignment of such personnel; provided, however, that except for non-dentist dental support personnel, UDC hereby retains the sole and exclusive decision-making authority regarding all such personnel assignments.

               5.In the event that the Practice requests secretarial, clerical, bookkeeping, management and non-physician dental support personnel in addition to personnel determined to be necessary and/or appropriate by UDC and/or contemplated by the Business Plans or Budgets, and such personnel and/or services are provided by mutual agreement between UDC and the Practice, all costs and expenses, incurred by UDC in providing such additional personnel shall be paid to UDC by the Practice.

          14.Facilities Utilities and Other Practice Expenses. UDC shall lease or sublease the Dental Offices. UDC shall provide, manage and maintain


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     the Dental Offices in good condition and repair, including the provision of routine maintenance, reasonable wear and tear excepted, during the term of this Agreement. UDC shall lease or sublease such additional offices and facilities as the Practice and UDC agree, from time to time. UDC shall also provide the Practice with all utilities (including water, gas, and electricity), heat, air conditioning, telephone, janitorial services, and disposal services (including disposal of all dental wastes) required in connection with the Dental Offices and the operation of the Practice,
     including,   but  not  limited  to,   related   lease   costs,   taxes  and
     property/casualty insurance and all costs of repairs, maintenance and improvements.

          15.Practice Professional Services. UDC shall arrange for or render to the Practice such business, legal and financial management consultation and advice as may be reasonably required or requested by the Practice and directly related to the operations of the Practice.

          16.Establishment of Fees. UDC shall propose, for approval by the Practice, the fees, charges, premiums or other amounts due in connection with all services and pharmaceutical and other items provided in connection with the Practice.

          17.Patient and Financial Records. UDC shall maintain all files and records relating to the operation of the Practice, including, but not limited to, customary financial records and patient files. Notwithstanding the foregoing, the Practice shall supervise the preparation and direct the contents of patient dental records. All such patient dental records shall be and shall remain the property of Practice and the contents thereof shall be solely the responsibility of Practice. UDC shall have reasonable access to such records and, subject to applicable laws and regulations as necessary to perform his duties under this Agreement.

          18.Use of Names. At the option of UDC , the name of UDC or its affiliates may be included on any letterhead, professional announcements, brochures, promotional materials or the like relating to the Practice and/or the name of the Practice and the Practice Providers may be included in any brochures, promotional materials or the like relating to UDC .

          19.Force Majeure. Neither party shall be liable to the other for failure to perform any of the services, duties or obligations required of such party herein in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies or other events over which such party has no control for so long as such event continues and for a reasonable period of time thereafter; provided, however, that each party agrees to use reasonably diligent efforts to perform such services, duties and obligations required of such party herein notwithstanding such events and shall be liable to the other for the failure to use such reasonable diligent efforts.


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          20.Payment of Practice  Expenses.  UDC shall pay all Practice Expenses as they fall due from the Practice Revenues; provided, however, that UDC may, in the name and on behalf of the Practice and the Practice Providers, contest in good faith any claimed Practice Expense to which there is any dispute regarding the nature, existence or validity of the claimed Practice Expense. UDC agrees to indemnify and hold the Practice and the Practice Providers harmless from and against any liability, loss, damages, claims, causes of actions or reasonable expenses of the Practice or the Practice Providers resulting from the contest of any Practice Expense.

     3.Obligations of the Practice

          1.Professional Standards. It is expressly acknowledged by the parties to the Agreement that all dental services provided at the Dental Offices shall be performed solely by dentists duly licensed to practice dentistry in the State of Florida.

          2.Professional Dues and Education Expenses. The Practice and its Practice Providers shall be solely responsible for all costs and expenses associates with membership in professional associations and continuing professional education. The Practice shall ensure that each of its Practice Providers participates in such continuing dental education activities as are necessary for such Practice Providers to remain current under applicable laws, rules and regulations pertaining to the practice of dentistry.

     4.Compensation

          1.Management Fee. The Practice shall compensate UDC for the services provided by UDC in this Agreement in a monthly amount equal to One Hundred and 00/100 ($100.00) Dollars per month to be paid from the Practice Revenues, plus UDC shall retain the excess of the Practice Revenue over the Practice Expenses. With respect to any partial calendar month during which this Agreement is in effect, the compensation due UDC shall be prorated according to the number of calendar days actually elapsed during such partial calendar month.

          2.Payment Due Date. On or before the fifteenth (15th) or last day of each calendar month during the term of this Agreement and on or before the earlier of the fifteenth (15th) or last day of the calendar month following the expiration or earlier termination of this Agreement, all amounts owed by Practice since the preceding payment to UDC in accordance with Section
     4.1 of this Agreement shall be due and payable to UDC. UDC is hereby irrevocably authorized to withdraw all such amounts or any other amounts owed to UDC under this Agreement from the Bank Account without any further notice to or authorization from the Practice or any of the Practice Providers. If, in any time


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     period,  there are  insufficient  funds in Bank  Account to pay any amounts owed to UDC under this Agreement, such amounts may accrue and shall be paid from the next collected Practice Revenues prior to the payment of any future amount(s) owed by UDC under this Agreement. In any event, the Practice shall remain liable to pay such amounts to UDC in accordance with the provisions of this Agreement.

          3.Basis of Compensation. The parties acknowledge and agree that the compensation set forth herein represents the fair market value of the services and supplies provided by UDC to the Practice negotiated in an arm's- length transaction and has not been determined in a manner which takes into account the volume or value of any referrals or business otherwise generated between UDC and the Practice or any UDC affiliate and the Practice.

     5.Term and Termination

          1.Term. The initial term of this Agreement shall be for a period of ten (10) years commencing on the date of this Agreement (the "Commencement Date") and continuing until the tenth (10th) anniversary of the Commencement Date (the "Initial Term"). This Agreement may be extended for separate and successive five (5) year periods (each such five (5) year period referred to hereinafter as an "Extended Term"), under such terms and conditions as stated herein with respect to any such Extended Term, provided that the Practice and UDC mutually agree to extend the term hereof and mutually agree upon the documents to be in effect during any such Extended Term hereto, not less than sixty (60) days prior to expiration of the Initial Term or Extended Term then in effect and the Practice is not in material default hereunder on the date of commencement of the Extended Term.

          2.Termination.

               1.Termination by UDC. UDC may terminate this Agreement, and have no further liability or obligation hereunder, upon the occurrence of one or more of the following events:

                    1.The  Practice fails to pay any portion of the sums due UDC under this Agreement when due and such failure continues uncured for a period of ten (10) days after the Practice's receipt of written notice specifying such failure.

                    2.The Practice ceases to  substantially  perform or cause to be performed its duties and responsibilities hereunder or breaches any material term or condition of this Agreement, and such cessation or breach continues uncured for a period of thirty
               (30) days after UDC 's receipt of written notice specifying such breach; provided, however, that if the breach is of a type that cannot be cured within such thirty (30) day period, UDC shall have


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               such  longer  period  of  time  as  may be  reasonably  necessary provided  UDC  commences  the cure  within  such  thirty (30) day
               period  and  thereafter   prosecutes   such  cure  diligently  to
               completion.

                    3.The Practice voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or the Practice is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.

                    4.Any representations and warranties made by the Practice in this Agreement prove to be untrue or incorrect as of the date of this Agreement or any representations or warranties of a continuing nature made by the Practice in this Agreement cease to be true and correct at any future date.

               2.Termination   by  Practice.The   Practice  may  terminate  this
          Agreement,   and  have  no  further  liability  hereunder,   upon  the
          occurrence of one or more of the following events:

                    1.UDC fails to pay any portion of the sums due the  Practice under this Agreement when due and such failure continues uncured for a period of ten (10) days after UDC's receipt of written notice specifying such failure.

                    2.UDC  ceases  to  substantially  perform  or  cause  to  be performed its duties and responsibilities hereunder or breaches any material term or condition of this Agreement, and such cessation or breach continues uncured for a period of thirty (30) days after UDC 's receipt of written notice specifying such breach; provided, however, that if the breach is of a type that cannot be cured within such thirty (30) day period, UDC shall have such longer period of time as may be reasonably necessary provided UDC commences the cure within such thirty (30) day period and thereafter prosecutes such cure diligently to completion.

                    3.UDC voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under federal or state bankruptcy, insolvency, reorganization or moratorium statute, or UDC is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.

          3.Remedies Upon Termination. Upon the expiration or termination of this Agreement:

                    1.Neither  party shall be released  or  discharged  from any obligation, debt or liability which has previously accrued or been incurred and remains to be performed upon the date of termination or expiration;

                    2.Any sums of money owing by one party to the other shall be paid immediately, prorated through the effective date of such termination or expiration; including without limitation, any amounts owed by the Practice pursuant to this Section 5 herein;

                    3.The  Practice shall return to UDC all originals and copies of the Proprietary Information as defined in Article 12 which are in the possession of the Practice or any other person or entity to whom it has delivered such originals and copies; and

                    4.If this Agreement is terminated pursuant to Sections 5.2.1 or 5.2.2 hereof, the non-breaching party may pursue such other legal or equitable relief as may be available.

               4.Winding up of Affairs. Upon the expiration or termination of this Agreement, the Practice and UDC shall, in addition to the duties and obligations elsewhere provided in this Agreement, perform such matters as are necessary to wind up their activities under this Agreement in an orderly manner. These activities shall include provision to the Practice of patient billing records on paper or electronic data (in the discretion of the Practice).

          6.Representations and Warranties of the Practice. The Practice hereby represents and warrants to UDC as follows:

               1.Organization and Good Standing. The Practice is a professional association duly organized, validly existing and in good standing under the laws of the State of Florida. The Practice has all necessary power to own all of its properties and assets and to carry on its business as now being conducted.

               2.No  Violations.  The  Practice has the  corporate  authority to execute, deliver and perform this Agreement and all agreements executed and delivered by it pursuant to this Agreement, and has taken all action required by law, its Articles or Certificate of Incorporation, its Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement does not and, subject to the consummation of the transactions contemplated hereby, will not, violate any provisions of the Articles or Certificate of Incorporation or Bylaws of the Practice or any agreement, instrument, order, arbitration award, judgment or decree, to which the Practice is a party, or by which it is bound. This Agreement has been duly executed and delivered by the Practice and constitutes the legal, valid and binding obligation of the Practice, enforceable in accordance with its terms.


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



               6.3Financial Information. The Practice has hereto furnished UDC with complete copies of certain financial information about the Practice which information is true and correct and presents fairly the financial results experienced by the Practice for the periods set forth in such information.

               6.4 Professional Liability. No Practice Provider has ever (a) had his/her license to practice medicine in any state or his/her Drug Enforcement Agency number suspended, relinquished, terminated, restricted or revoked; (b) been reprimanded, sanctioned or disciplined by any licensing board, or any federal, state or local society or agency, governmental body or specialty board; (c) had entered against him/her final judgment in, or settled without judgment, a malpractice or similar action for an aggregate award or amount to the plaintiff in excess of $25,000; or (d) had his/her dental staff privileges at any hospital or dental facility suspended, terminated, restricted or revoked.

          7. Representations and Warranties of UDC . UDC hereby represents and warrants to the Practice as follows:

               7.1. Organization in Good Standing. UDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. UDC has all necessary power to own all of its properties and assets and to carry on its business as now being conducted.

               7.2. No Violations. UDC has the corporate authority to execute, deliver and perform this Agreement and all agreements executed and delivered by it pursuant to this Agreement, and has taken all action required by its Articles of Incorporation, its Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this
          Agreement does not and, subject to the consummation of the transactions contemplated hereby, will not, violate any provisions of the Articles of Incorporation or Bylaws of UDC or any agreement, instrument, order, arbitration award, judgment or decree, to which UDC is a party, or by which it is bound, which would adversely affect the ability of UDC to perform its obligations hereunder. This Agreement has been duly executed and delivered by UDC and constitutes the legal, valid and binding obligation of UDC, enforceable in accordance with its terms.

          8. Insurance to be Maintained by the Practice. The Practice shall provide, or arrange for the provision of, and maintain throughout the entire term of this Agreement, for the Practice, each Practice Provider and each of the Practice's other employees and agents, professional liability/malpractice insurance coverage in the minimum amount of $250,000.00 per occurrence and $750,000.00 annual aggregate and workers, compensation insurance coverage in the minimum amounts required by applicable law. The Practice shall, at its sole cost and expense, pay the premium costs of all such insurance coverage during the term of this Agreement and, upon request by UDC, provide UDC with evidence of such coverage.

               8.1. Indemnification by UDC. UDC hereby agrees to indemnify, hold harmless and defend the Practice from and against any and all liability, loss, damages, claims, caused or asserted to have been caused, directly or indirectly, by or as a result of the negligent performance of Management Services by UDC , its employees or agents during the term hereof. Under this provision, UDC shall have the right to defend any claim, cause of action, liability or obligation (actual or alleged) and control the defense and settlement thereof. The Practice agrees to cooperate fully as necessary in the defense of such matters. The provisions of this Section 8.1 shall survive the expiration or earlier termination of this Agreement.

               8.2 Indemnification by the Practice. The Practice hereby agrees to indemnify, hold harmless and defend UDC from and against any and all liability, loss, damages, claims, causes of action and expenses associated therewith (including reasonable attorneys fees) caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of services or provision of goods by the Practice, the Practice Providers and the Practice's employees or agents during the term hereof. Under this provision, the Practice shall have the right to defend any claim, cause of action, liability or obligation (actual or alleged) and control the defense and settlement thereof. UDC agrees to cooperate fully as necessary in the defense of such matters. The provisions of this Section 8.2 shall survive the expiration or earlier termination of this Agreement.

          9.Assignment. The parties hereby agree that this Agreement shall not be assigned or transferred by either party without the prior written consent of the other; provided, however, that this Agreement may be assigned, in whole or in part, by UDC, in its sole discretion, in connection with the sale of substantially all of the assets of UDC with the consent of the Practice, which may not be unreasonably withheld.

          10.Independent Contractor Status. The Practice and UDC are at all times acting and performing hereunder as independent contractors. UDC shall neither have nor exercise any control or direction over the methods by which the Practice or the Practice Providers practice medicine. The sole function of UDC hereunder is to provide all Management Services in a competent, efficient and satisfactory manner. UDC shall not, by entering into and performing its obligations under this Agreement, become liable for any of the obligations, liabilities, debts or losses of the Practice unless otherwise specifically provided for under the terms of this Agreement. UDC will, in its management role, have only an obligation to exercise reasonable care in the performance of the Management Services. UDC shall have no liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor (other than UDC) of the Practice. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants. In the event that any court or regulatory authority shall determine that the relationship established hereby creates an employment relationship (or in the event that UDC, in good faith, determines that there is a material risk that such a determination would be made by any court or regulatory authority), the parties will negotiate in good faith to modify the Agreement, in order to maintain the independent contractor arrangement, or if not possible enter into an employment arrangement between UDC and the then current Practice Providers, which modification or employment substantially preserves for the parties the relative economic benefits of this Agreement. If the parties cannot reach agreement on such a modification or employment arrangement, then UDC may terminate this Agreement upon thirty (30) days prior written notice to the Practice.

          11. Practice of Dentistry. The parties hereto acknowledge that UDC is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of dentistry and that nothing herein shall be construed as the practice of dentistry by UDC. To the extent any act or service required to UDC is construed or deemed to constitute the practice of dentistry, UDC is released from any obligation to provide such act or service without otherwise affecting the terms of this Agreement.

          12.Confidential Information. At no time during the term of this Agreement or after the date that this Agreement shall terminate or expire shall the Practice, its Practice Providers, or any of its or agents disclose to anyone any confidential or secret information concerning (a) the business, affairs or operation, (b) any trade secrets, new product developments, special or unique processes or methods, or (c) any marketing, sales, advertising or other concepts or plans, of UDC or any of its parents, subsidiaries or affiliates. All officers, directors, employees, and agents of the Practice who will have access to all or any part of such Proprietary Information may be required to execute an agreement, at the reasonable request of UDC, and in a form acceptable to UDC and its counsel, committing themselves to maintain the Proprietary Information in strict confidence and not to disclose it to any unauthorized person or entity. The Practice hereby acknowledges that in the event that it or any of its shareholders, partners, employees or agents engage in activities within the limitations of this Article 12, money damages shall be an inadequate remedy, and the Practice agrees that UDC shall be entitled to obtain, in addition to any other remedy provided by law or equity, an injunction against the violation of the Practice's obligations to UDC hereunder.

          13.Miscellaneous

               13.1 Notices. Any notice required or permitted by this Agreement or any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly if hand delivered or sent by overnight express, charges prepaid and properly addressed, to the respective party to whom such notice relates at the following addresses:

If to the Practice:             George D. Green, D.D.S., P.A.
                                1700 University Dr., Suite 201
                                Coral Springs, FL 33071
with a copy to:                 Steven A. Weinberg, Esquire
                                FRANK, WEINBERG & BLACK, P.L.
                                7805 S.W. 6th Court
                                Plantation, Florida 33324


If to UDC:                      Union Dental Corp.
                                1700 University Dr., Suite 200
                                Coral Springs, FL 33071

          or such other addresses shall be furnished in writing by any party to the other party. All such notices shall be considered received when hand delivered or one business day after delivery to the overnight courier.

               13.2. Additional Acts. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

               13.3. Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Florida, applied without giving effect to any conflicts of law principles.

               13.4. Captions. The captions or headings in the Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

               13.5. Severability. In the event that any provision or part of any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining parts or provisions of this Agreement which shall continue in full force and effect.

               13.6. Contract Modification for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date of this Agreement, are interpreted by judicial decision, a regulatory agency, or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Practice and UDC shall amend this Agreement to the maximum extent possible to preserve the underlying economic and financial arrangements between the Practice and UDC. If an amendment is not possible, either party shall have the right to terminate this Agreement.

               13.7. Modifications. This instrument contains the entire agreement of the parties and supersedes any and all prior or contemporaneous negotiations, understandings or agreements between the parties, written or oral, with respect to the transactions contemplated hereby. This Agreement may only be modified by an agreement in writing signed by the parties hereto.

               13.8. Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

               13.9. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their successors and permitted assigns. Subject to the foregoing sentence, no person not a party hereto shall have any right under or by virtue of this Agreement.

               13.10. Costs of Enforcement. In the event that either party files suit in any court against the other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint. "Reasonable attorneys' fees" are those attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                           George D. Green, DDS, P.A.


                                        By:/s/ George D. Green
                                           ----------------------



                                               Union Dental Corp.

                                        By:/s/ George D. Green
                                           ----------------------

                                        Its: CEO and President
                                           ----------------------




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